Exhibit 4.3
SECOND SUPPLEMENTAL INDENTURE
     THIS SECOND SUPPLEMENTAL INDENTURE dated as of January 29, 2007 (this “Supplemental Indenture”) is entered into by and among McDATA Corporation, a Delaware corporation (“McDATA”), McDATA Services Corporation, a Minnesota corporation f/k/a Computer Network Technology Corporation (the “Company”), Brocade Communication Systems, Inc., a Delaware Corporation (“Brocade”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture (as defined below).
RECITALS
     A. The Company has heretofore executed and delivered to the Trustee an indenture dated as of February 20, 2002 (the “Original Indenture”) providing for the issuance of 3.00% Convertible Subordinated Notes due 2007 of the Company (the “Securities”), as supplemented by the First Supplemental Indenture dated as of June 1, 2005 by and among the Company, McDATA and the Trustee (the “First Supplemental Indenture” and collectively with the Original Indenture, the “Indenture”).
     B. McDATA has entered into an Agreement and Plan of Reorganization dated as of August 7, 2006 by and among Brocade Communication Systems, Inc., a Delaware corporation (“Brocade”), Worldcup Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of Brocade (“Merger Sub”), and McDATA (the “Merger Agreement”) providing for the merger of Merger Sub with and into McDATA with McDATA as the surviving corporation and a wholly-owned subsidiary of Brocade (the “Merger”).
     C. Pursuant to Section 1.6(a) of the Merger Agreement, at the effective time of the Merger each outstanding share of McDATA’s Class A and Class B common stock, $0.01 par value per share (“McDATA Stock”), shall be converted into the right to receive 0.75 shares of Brocade’s common stock, $0.001 par value per share (“Brocade Stock”), together with cash in lieu of fractional shares.
     D. Pursuant to Section 4.11 of the Indenture, as a condition precedent to any merger effecting a change in the kind and amount of shares and other property issuable upon the conversion of the Securities, the Company and Brocade shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into such other securities and property receivable in the merger by a holder of McDATA Stock.
     E. In accordance with Section 11.1(a) of the Indenture the Company and the Trustee may amend or supplement the Indenture or the Securities to comply with Section 4.11 without notice to or consent of any Securityholder.
     F. The Company, McDATA and Brocade desire and have requested the Trustee to enter into this Supplemental Indenture for the purpose of amending the Indenture to provide that, upon conversion of the Securities under the Indenture, a Holder of Securities will receive

Brocade Stock in lieu of McDATA Stock to which such Holder would have been entitled to receive pursuant to the Merger Agreement had such Holder converted the Securities immediately prior to the Merger.
     G. Brocade has agreed to become a guarantor with respect to the Securities as set forth in Article Three of this Supplemental Indenture.
     H. Each of the Company, McDATA and Brocade has duly authorized the execution and delivery of this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
ARTICLE ONE
RELATION TO INDENTURE; DEFINITIONS
     Section 1.01 Relation to Indenture. This Supplemental Indenture constitutes an integral part of the Indenture. In the event of inconsistencies between the Indenture and this Supplemental Indenture, the terms of this Supplemental Indenture shall govern.
     Section 1.02. Definitions. The definitions of “Board of Directors”, “Common Stock”, “Officer” and “Officers’ Certificate” in Section 1.1 of the Indenture are hereby amended and restated in their entirety to read as follows:
     “Board of Directors” means the Board of Directors of the Company (or where so specified, of McData or Brocade) or any authorized committee of such Board of Directors.
     “Common Stock” means the common stock of Brocade, par value $0.001 per share, as it exists on the date of the Second Supplemental Indenture, and any shares of any class or classes of Capital Stock of Brocade resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Brocade and which are not subject to redemption by Brocade; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.
     “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary or any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company (or where so specified, of McDATA or Brocade).

     “Officers’ Certificate” means a certificate signed by two Officers; provided, however, that for purposes of Sections 4.11 and 6.3, “Officers’ Certificate” means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company (or where so specified, of McDATA or Brocade) and by one other Officer.
ARTICLE TWO
AMENDMENTS
     Section 2.01 Name. The first paragraph of the Indenture is amended and restated to read as follows:
     “THIS INDENTURE dated as of February 20, 2002 is between McDATA Services Corporation, a Minnesota corporation f/k/a Computer Network Technology Corporation (the “Company”), and U.S. Bank National Association, a national banking association, as Trustee (the Trustee”).”
     Section 2.02 Conversion. Article IV of the Indenture is hereby amended and restated in its entirety to read as set forth on Annex A hereto.
     Section 2.03 Consolidation, Etc., on Certain Terms. Section 7.1 of the Indenture is hereby amended and restated to read as follows:
     “Section 7.1 Company, McDATA and Brocade May Consolidate, Etc., Only on Certain Terms
     None of the Company, McDATA or Brocade shall consolidate with or merge into any other Person (in a transaction in which the Company, McDATA or Brocade, as the case may be, is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:
     (1) in case the Company shall consolidate with or merge into another Person (in a transaction in which the Company is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article IV, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company’s assets, and any guarantor of the obligations under the Indenture;
     (2) in case McDATA shall consolidate with or merge into another Person (in a transaction in which McDATA is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which McDATA is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of McDATA substantially as an entirety shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of McDATA under the guaranty set forth in Article Three of the First Supplemental Indenture dated as of June 1, 2005, and assume the performance or observance of every covenant of this Indenture on the part of McDATA to be performed or observed by it, executed and delivered to the Trustee, by the Person formed by such consolidation or into which McDATA shall have been merged or by the Person which shall have acquired McDATA’s assets and any guarantor of the obligations under the Indenture;
     (3) in case Brocade shall consolidate with or merge into another Person (in a transaction in which Brocade is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which Brocade is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of Brocade substantially as an entirety shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of Brocade under the guaranty set forth in Article Three of the Second Supplemental Indenture dated as of January 29, 2007, and assume the performance or observance of every covenant of this Indenture on the part of Brocade to be performed or observed by it and the conversion rights shall be provided for in accordance with Article IV, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than Brocade) formed by such consolidation or into which Brocade shall have been merged or by the Person which shall have acquired Brocade’s assets and any guarantor of the obligations under the Indenture;
     (3) immediately after giving effect to such transaction in clause (1) or (2) of this Section 7.1, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and
     (4) the Company, McDATA or Brocade, as the case may be, has delivered to the Trustee an Officers’ Certificate of the Company, McDATA or Brocade, as the case may be, and an Opinion of Counsel on behalf of the Company, McDATA or Brocade, as the case may be, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article VII and that all conditions precedent herein provided for relating to such transaction have been complied with.”
     Section 2.04 Successor Substituted. Section 7.2 of the Indenture is hereby amended and restated in its entirety to read as follows:
     “Upon any consolidation of the Company, McDATA or Brocade with, or merger of the Company, McDATA or Brocade into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company, McDATA or Brocade substantially as an entirety in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Company, McDATA or Brocade is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company, McDATA or Brocade, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company, McDATA or Brocade herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.”
     Section 2.05 Events of Default. Section 8.1 of the Indenture is hereby amended to add new clauses (8) and (9) as follows:
     “(8) Brocade pursuant to or within the meaning of any Bankruptcy Law:
     (i) commences a voluntary case or proceeding;
     (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;
     (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or
     (iv) makes a general assignment for the benefit of its creditors; or
(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i) is for relief against Brocade in an involuntary case or proceeding;
     (ii) appoints a Custodian of Brocade or for all or substantially all of the property of Brocade; or
     (iii) orders the liquidation of Brocade;”

     Section 2.06 Supplemental Indenture. Section 11.6 of the Indenture is hereby amended and restated in its entirety to read as follows:
     “The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article XI if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 9.1, shall be fully protected in relying upon, an Opinion of Counsel of the Company, McDATA or Brocade, as the case may be, stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplemental indenture until the Board of Directors of each the Company, McDATA and Brocade approves it.
     Section 2.07 No Recourse Against Others. Section 13.10 of the Indenture is hereby amended and restated in its entirety to read as follows:
     “All liability described in paragraph 18 of the Securities of any director, officer, employee or shareholder, as such, of the Company, McDATA or Brocade is waived and released.”
     Section 2.08 Form of Security. Certain provisions of Exhibit B to the Indenture are amended, restated and supplemented as set forth in Annex B attached hereto. Pursuant to Section 11.5 of the Indenture and upon the execution of this Supplemental Indenture, the Trustee shall amend, restate and supplement in the form set forth in Annex B attached hereto the terms of the then outstanding Securities, and all Securities presented or delivered to the Trustee on and after the date hereof shall be amended, restated and supplemented in the form of Annex B attached hereto to give effect to this Supplemental Indenture.
     The Trustee shall not at any time be under any responsibility to acquire or cause any Security now or hereafter outstanding to be presented or delivered to it for any purposes provided for in this Section 2.08.
ARTICLE THREE
BROCADE GUARANTY
     Section 3.01 Brocade Guaranty.
     (a) Subject to the provisions of this Article Three, Brocade fully and unconditionally guarantees to each Holder of Securities hereunder and to the Trustee on behalf of the Holders: (1) the due and punctual payment of the principal of, premium, if any, and interest on each Security, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, all in accordance with the terms of the Security and the Indenture and (2) in the case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, at the stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (1) and (2) above, to the limitations set forth in the next succeeding paragraph (the “Brocade Guaranty”).
     (b) Brocade hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a Holder to pursue any right or take any action (including, without limitation, a presentment, protest, demand for payment, notice of dishonor or any other notice) against the Company, the benefit of discussion, protest or notice with respect to any such Security or the debt evidenced thereby and all demands whatsoever (except as specified above), and covenants that the Brocade Guaranty will not be discharged as to any such Security except by payment in full of the principal thereof and interest thereon or as provided in Section 10.1 of the Indenture. In the event of any declaration of acceleration of such obligations as provided in Article 8 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by Brocade for the purposes of this Article Three. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 8 of the Indenture, the Trustee shall promptly make a demand for payment on the Securities under the Brocade Guaranty provided for in this Article Three.
     (c) If the Trustee or any Holder is required by any court or otherwise to return to the Company or Brocade, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Company or Brocade, any amount paid to the Trustee or such Holder in respect of a Security, the Brocade Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Brocade further agrees, to the fullest extent that it may lawfully do so, that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations guarantied hereby may be accelerated as provided in Article 8 of the Indenture for the purposes of the Brocade Guaranty, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations guarantied hereby.
     (d) Brocade shall be subrogated to the rights of the Holders of any Security against the Company but only to the extent and in the amount that a joint and several obligor with the Company would be entitled to contribution from the Company, in respect of any amount paid by Brocade to any Holder pursuant to the provisions of the Brocade Guaranty; provided, that Brocade shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium, if any, and interest on all the Securities shall have been paid in full.
     (e) The Company shall have a right of contribution against Brocade in respect of any amounts paid by the Company to any Holder pursuant to the Securities and this Supplemental Indenture but only to the extent and in the amount that a joint and several obligor with Brocade would be entitled to contribution from Brocade.
     Section 3.02 Notice to Trustee; Events of Default. Brocade shall give prompt written notice to the Trustee of any fact known to Brocade that would prohibit the making of any payment to or by the Trustee in respect of the Brocade Guaranty pursuant to the provisions of this Article Three. The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of Sections 3.01 and 3.02 of this Supplemental Indenture will not be construed as preventing the occurrence of an Event of Default.
ARTICLE FOUR
MISCELLANEOUS
     Section 4.01 Notices. Any notice, request or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows:
     If to the Company:
McDATA Services Corporation
11802 Ridge Parkway
Broomfield, Colorado 80021
Attention: President
     If to McDATA:
McDATA Corporation
11802 Ridge Parkway
Broomfield, Colorado 80021
Attention: General Counsel
     If to Brocade:
Brocade Communication Systems, Inc.
1745 Technology Drive
San Jose, California 95110
Attention: General Counsel
     If to the Trustee:
U.S. Bank National Association
EP-MN-WS3C
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: Corporate Trust Group
     Such notices or communications shall be effective when received. The Company, McDATA, Brocade or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.
     4.02 Confirmation of Original Indenture. Except as amended and supplemented hereby, the Indenture is hereby ratified, confirmed and reaffirmed in all respects. The Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     4.03 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.
     4.04 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     4.05 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     4.06 Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     4.07 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by McDATA, Brocade and the Company.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
Dated: January 29, 2007

McDATA SERVICES CORPORATION
By:	/s/ Scott Berman
	Name:	Scott Berman
	Title:	Chief Financial Officer

McDATA CORPORATION
By:	/s/ Scott Berman
	Name:	Scott Berman
	Title:	Chief Financial Officer

BROCADE COMMUNICATION SYSTEMS, INC.
By:	/s/ Richard Deranleau
	Name:	Richard Deranleau
	Title:	Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Raymond S. Haverstock
	Name:	Raymond S. Haverstock
	Title:	Vice President

Signature Page to the Second Supplemental Indenture
(3.00% Convertible Subordinated Notes)

ANNEX A
ARTICLE IV
CONVERSION
Section 4.1 Conversion Privilege
     (a) Subject to and upon compliance with the provisions of this Article IV, at the option of the Holder, any Security or any portion of the principal amount thereof which is an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into duly authorized, fully paid and nonassessable shares of Common Stock, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion; provided, however, that if such Security is called for redemption pursuant to Article III or submitted or presented for repurchase pursuant to Article XII, such conversion right shall terminate at the close of business on the second Business Day immediately preceding the Redemption Date or Change in Control Repurchase Date, as the case may be, for such Security or such earlier date as the Holder presents such Security for redemption or for purchase (unless the Company shall default in making the Redemption Price or Change in Control Repurchase Price payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or purchased, as the case may be). If such Security is submitted or presented for purchase pursuant to Article III or Article XII and is then subsequently withdrawn, such conversion right shall no longer be terminated, and the Holder of such Security may convert such Security pursuant to this Section 4.1. The number of shares of Common Stock issuable upon conversion of a Security shall be determined by dividing the principal amount of the Security or portion thereof surrendered for conversion by the Conversion Price in effect on the Conversion Date. The Conversion Price is set forth in paragraph 8 of the Securities and is subject to adjustment as provided in this Article IV.
     Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.
     A Security in respect of which a Holder has delivered a Change in Control Repurchase Notice pursuant to Section 12.1(c) exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Change in Control Repurchase Notice is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to the close of business on the Business Day immediately preceding the Change in Control Repurchase Date in accordance with Section 12.2.
     A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article IV.
Section 4.2 Conversion Procedure
     To convert a Security, a Holder must (a) complete and manually sign the conversion notice on the back of the Security and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” As soon as practicable after the Conversion Date, the Company shall deliver to the Holder through a Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 4.3. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.
     The person in whose name the Common Stock certificate is registered shall be deemed to be a shareholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of Brocade shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Price in effect on the Conversion Date as if the stock transfer books of Brocade had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. No payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a Security.
     Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Securities or portions thereof called for redemption on a Redemption Date during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. Except as otherwise provided in this Section 4.2, no payment or adjustment will be made for accrued interest on a converted Security. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder.
     Nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a record date to receive the interest payable on such Security on the related interest payment date in accordance with the terms of this Indenture and the Securities. If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.
     Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

Section 4.3 Fractional Shares
     Brocade will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will pay an amount in cash based upon the current market price (determined as set forth in Section 4.6(f)) of the Common Stock on the Trading Day immediately prior to the Conversion Date.
Section 4.4 Taxes on Conversion
     If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder’s name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.
Section 4.5 Brocade to Provide Stock
     Brocade shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.
     All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.
     Brocade will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the Nasdaq Global Select Market or Nasdaq Global Market (collectively, “NNM”) or other over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit Brocade to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, Brocade covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time.
Section 4.6 Adjustment of Conversion Price
     The conversion price as stated in paragraph 8 of the Securities (the “Conversion Price”) shall be adjusted from time to time by the Company as follows:
     (a) In case Brocade shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii)

subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.
     (b) In case Brocade shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the current market price per share of Common Stock (as determined in accordance with subsection (f) of this Section 4.6) on the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the current market price per share (as determined in accordance with subsection (f) of this Section 4.6) of Common Stock on such record date, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).
     (c) In case Brocade shall distribute to all or substantially all holders of its Common Stock any shares of Capital Stock of Brocade (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than Brocade but excluding (i) dividends or distributions paid exclusively in cash or (ii) dividends or distributions referred to in subsection (a) of this Section 4.6), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (b) of this Section 4.6), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator shall be the current market price per share (as determined in accordance with subsection (f) of this Section 4.6) of the Common Stock on the record date described below less the fair market value on such record date (as determined by the Board of Directors of Brocade, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers’ Certificate of Brocade delivered to the Trustee) of the portion of the Capital Stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the current market price per share (as determined in accordance with subsection (f) of this Section 4.6) of the Common Stock on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.
     (d) In case Brocade shall, by dividend or otherwise, at any time distribute (a “Triggering Distribution”) to all or substantially all holders of its Common Stock cash in an aggregate amount that, together with the aggregate amount of (i) any cash and the fair market value (as determined by the Board of Directors of Brocade, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate of Brocade delivered to the Trustee) of any other consideration payable in respect of any tender offer by Brocade or a Subsidiary of Brocade for Common Stock consummated within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made and (ii) all other cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made, exceeds an amount equal to 10.0% of the product of the current market price per share of Common Stock (as determined in accordance with subsection (f) of this Section 4.6) on the Business Day (the “Determination Date”) immediately preceding the day on which such Triggering Distribution is declared by Brocade multiplied by the number of shares of Common Stock outstanding on the Determination Date (excluding shares held in the treasury of Brocade), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Determination Date by a fraction of which the numerator shall be the current market price per share of the Common Stock (as determined in accordance with subsection (f) of this Section 4.6) on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value (determined as aforesaid in this Section 4.6(d)) of any such other consideration so distributed, paid or payable within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date) and the denominator shall be such current market price per share of the Common Stock (as determined in accordance with subsection (f) of this Section 4.6) on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day next following the date on which the Triggering Distribution is paid.
     (e) In case any tender offer made by Brocade or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors of Brocade, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate of Brocade delivered to the Trustee thereof) of any other consideration) that, together with the aggregate amount of (i) any cash and the fair market value (as determined by the Board of Directors of Brocade, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate of Brocade delivered to the Trustee) of any other consideration payable in respect of any other tender offers by Brocade or any Subsidiary of Brocade for Common Stock consummated within the 12 months preceding the Expiration Date (as defined below) and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made and (ii) all cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the Expiration Date and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made, exceeds an amount equal to 10.0% of the product of the current market price per share of Common Stock (as determined in accordance with subsection (f) of this Section 4.6) as of the last date (the “Expiration Date”) at which tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the “Expiration Time”) multiplied by the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of Brocade) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of Brocade) at the Expiration Time multiplied by the current market price per share of the Common Stock (as determined in accordance with subsection (f) of this Section 4.6) on the Trading Day next succeeding the Expiration Date and the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of Brocade) at the Expiration Time and the current market price per share of Common Stock (as determined in accordance with subsection (f) of this Section 4.6) on the Trading Day next succeeding the Expiration Date, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that Brocade is obligated to purchase shares pursuant to any such tender offer, but Brocade is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 4.6(e) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 4.6(e). For purposes of this Section 4.6(e), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.
     (f) For the purpose of any computation under subsections (b), (c), (d) and (e) of this Section 4.6, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive Trading Days commencing 45 Trading Days before (i) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under subsections (c), (d) and (e) of this Section 4.6 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b), (c), (d) or (e) of this Section 4.6. The closing price for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the NNM or, if the Common Stock is not listed or admitted to trading on the NNM, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on the NNM or any national securities exchange, the last reported sales price of the Common Stock as quoted on the NNM or, in case no reported sales takes place, the average of the closing bid and asked prices as quoted on the NNM or any comparable system or, if the Common Stock is not quoted on the NNM or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by Brocade for that purpose. If no such prices are available, the current market price per share shall be the fair value of a share of Common Stock as determined by the Board of Directors of Brocade (which shall be evidenced by an Officers’ Certificate of Brocade delivered to the Trustee).
     (g) In any case in which this Section 4.6 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 4.6, Brocade may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.9) issuing to the Holder of any Security converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other Capital Stock of Brocade issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of Brocade issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, Brocade shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by Brocade of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by Brocade for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.
Section 4.7 No Adjustment
     No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 4.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article IV shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     No adjustment need be made for issuances of Common Stock pursuant to a Brocade plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.
     To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.
Section 4.8 Adjustment for Tax Purposes
     The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 4.6, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by Brocade to its shareholders shall not be taxable.
Section 4.9 Notice of Adjustment
     Whenever the Conversion Price or conversion privilege is adjusted, Brocade shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers’ Certificate of Brocade briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers’ Certificate of Brocade setting forth an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.
Section 4.10 Notice of Certain Transactions
     In the event that:
     (1) Brocade takes any action which would require an adjustment in the Conversion Price;
     (2) Brocade consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of Brocade must approve the transaction; or
     (3) there is a dissolution or liquidation of the Company or Brocade, the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 4.10.
Section 4.11 Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege
     If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 4.6); (b) any consolidation or merger or combination to which Brocade is a party other than a merger in which Brocade is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of Brocade (determined on a consolidated basis), directly or indirectly, to any person, then Brocade, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article IV. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other person and by any guarantor of the Company’s obligations pursuant to the Indenture and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of Brocade shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.11 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.
     In the event the Company, McDATA and Brocade shall execute a supplemental indenture pursuant to this Section 4.11, Brocade shall promptly file with the Trustee (x) an Officers’ Certificate of Brocade briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel on behalf of Brocade that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.
Section 4.12 Trustee’s Disclaimer
     The Trustee shall have no duty to determine when an adjustment under this Article IV should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate of Brocade including the Officers’ Certificate with respect thereto which Brocade is obligated to file with the Trustee pursuant to Section 4.9. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for Brocade’s failure to comply with any provisions of this Article IV.
     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate of Brocade with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.11.
Section 4.13 Voluntary Reduction
     Brocade from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period if the Board of Directors determines that such reduction would be in the best interest of the Company and Brocade and Brocade provides 15 days prior notice of any such reduction in the Conversion Price; provided, however, that in no event may Brocade reduce the Conversion Price to be less than the par value of a share of Common Stock.

ANNEX B
AMENDMENT, RESTATEMENT AND SUPPLEMENT TO SECURITY
1. All references in Exhibit A to the Indenture to Computer Network Technology Corporation, as trustee, shall mean McDATA Services Corporation, a Minnesota corporation f/k/a Computer Network Technology Corporation.
2. The legends on the form of the face of the Security are amend and restated in their entirety as follows:
     “[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1
     [THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH

[1]	This paragraph should be included only if the Security is a Global Security.

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PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.]2
     THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF AVAILABLE), OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (II) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.]2
     [THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.]”
3. Paragraph 8 of the form of the reverse side of the Security is amended and restated in its entirety as follows:
     “8. Conversion
     Subject to compliance with the provisions of the Indenture, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock at the Conversion Price in effect at the time of conversion under certain circumstances described in the Indenture; provided, however, that if the Security is called for redemption pursuant to Article III of the Indenture or upon a Change in Control, the conversion right will terminate at the close of business on the Business Day immediately preceding the redemption date

[2]	These paragraphs to be included only if the Security is a Transfer Restricted Security.

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or the Change in Control Repurchase Date, as the case may be, for such Security or such earlier date as the Holder presents such Security for redemption or purchase (unless the Company shall default in making the redemption payment or Change in Control Repurchase Price, as the case may be, when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or purchased).
     A Security in respect of which a Holder has delivered a Change in Control Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.
     The Conversion Price is $19.67 per share, subject to adjustment under certain circumstances. The number of shares of Common Stock issuable upon conversion of a Security is determined by dividing the principal amount of the Security or portion thereof converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the closing price (as defined in the Indenture) of the Common Stock on the Trading Day immediately prior to the Conversion Date.
     To convert a Security, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any Record Date to the opening of business on the next succeeding Interest Payment Date (excluding Securities or portions thereof called for redemption or upon a Change in Control on a Redemption Date or Change in Control Repurchase Date, as the case may be, during the period beginning at the close of business on a Record Date and ending at the opening of business on the first Business Day after the next succeeding Interest Payment Date, or if such Interest Payment Date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. If the Company defaults in the payment of interest payable on such Interest Payment Date, the Company shall promptly repay such funds to such Holder. A Holder may convert a portion of a Security equal to $1,000 or any integral multiple thereof.
     A Security in respect of which a Holder had delivered a Change in Control Purchase Notice exercising the option of such Holder to require the Company to

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purchase such Security may be converted only if the Change in Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.”
4. Paragraph 16 of the form of the reverse side of the Security is amended and restated in its entirety as follows:
     “16. Defaults and Remedies
     Under the Indenture, an Event of Default includes: (i) default for 30 days in payment of any interest on any Securities; (ii) default in payment of any principal (including, without limitation, any premium, if any) on the Securities when due; (iii) failure by the Company for 60 days after notice to it to comply with any of its other agreements contained in the Indenture or the Securities; and (iv) certain events of bankruptcy, insolvency or reorganization of the Company, McDATA Corporation, a Delaware corporation (“McDATA”), or Brocade Communication Systems, Inc., a Delaware corporation (“Brocade”). If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding may declare all unpaid principal to the date of acceleration on the Securities then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, McDATA or Brocade, unpaid principal of the Securities then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.”
5. Paragraph 18 of the form of the reverse side of the Security is amended and restated in its entirety as follows:
     “18. No Recourse Against Others
     A director, officer, employee or shareholder, as such, of the Company, McDATA or Brocade shall not have any liability for any obligations of the Company, McDATA or Brocade, as the case may be, under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.”

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6. Paragraph 22 of the form of the reverse side of the Security is amended and restated in its entirety as follows:
     “22. Indenture to Control; Governing Law
     In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture, as amended or supplemented from time to time, shall control. This Security shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.
     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: McDATA Services Corporation, 11802 Ridge Parkway, Broomfield, Colorado 80021, Attention: Chief Financial Officer.”
7. The form of the reverse side of the Security is amended and supplemented by adding a Paragraph 23 thereto as follows:
     “23. Brocade Guaranty
     This Security is entitled to the benefits of the Brocade Guaranty made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations of Brocade thereunder.”
8. The form of Conversion Notice attached to the form of the Security is amended and restated in its entirety as follows:

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“CONVERSION NOTICE
     To convert this Security into Common Stock, check the box: ☐
     To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a multiple of $1,000): $___.
     If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature:

Date:

(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:		”

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

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7. The form of the Security is amended and supplemented by adding the following Guaranty thereto:
“GUARANTY
     The undersigned (“Brocade”) hereby unconditionally guaranties to the extent set forth in the Indenture, dated February 20, 2002 between McDATA Services Corporation f/k/a Computer Network Technology Corporation, as issuer (the “Issuer”), and U.S. Bank National Association, a national banking association, as Trustee (the “Trustee”), as supplemented by First Supplemental Indenture dated as of June 1, 2005 by and among the Issuer, the Trustee and McDATA Corporation (“McDATA”) and that Second Supplemental Indenture dated as of January 29, 2007 by and among the Issuer, the Trustee, McDATA and Brocade (as amended, restated or supplemented from time to time, the “Indenture”), and subject to the provisions of the Indenture, as supplemented, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Securities, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, premium, if any, and, to the extent permitted by law, interest, all in accordance with the terms set forth in Article Three of the Second Supplemental Indenture, and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
     The obligations of Brocade to the Holders pursuant to this Guaranty and the Indenture, as supplemented, are expressly set forth in Article Three of the Second Supplemental Indenture and reference is hereby made to the Indenture, as supplemented, for the precise terms and limitations of this Guaranty.
     Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.
     IN WITNESS WHEREOF, Brocade has caused this Guaranty to be duly executed as of the date set forth below.
     Dated: January 29, 2007

Brocade: BROCADE COMMUNICATION SYSTEMS, INC.
By:
Name:
Title: ”

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